SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (date of earliest event reported): June 28, 2002



                       WHISPERING OAKS INTERNATIONAL, INC.
                  ------ ------------------------------------
             (Exact name of Registrant as specified in its charter)



     Texas                          0-26947                     75-2742601
--------------------           ------------------            ------------------
(State or other jurisdiction  (Commission File No.)          (IRS Employer
of incorporation)                                             Identification
                                                               No.)

                    30211 Avenida de Las Banderas, Suite 201
                    Rancho Santa Margarita, California 82688
       ------------------------ -----------------------------------------
          (Address of principal executive offices, including Zip Code)


        Registrant's telephone number, including area code: (949) 888-6616
                                                            ---------------





                                       N/A
                 ---------------------------------------- ----
          (Former name or former address if changed since last report)




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Item 2.  Acquisition or Disposition of Assets

      In June 2002 the Company entered into an agreement with Turtle Dove Resources, Inc. ("TDI") whereby the Company gave TDI the option to acquire 9,000,001 shares of BioLargo Technologies Inc. for $505,000. As of the date of the agreement, the Company owned 10,000,001 shares in BioLargo, which represented approximately 51% of BioLargo's outstanding shares.

      The agreement requires TDI, beginning June 30, 2002, to purchase the minimum number of the BioLargo shares owned by the Company shown below:

      --------------------------------------------------------------------------
      Date                                Number of               Payment
                                        Option Shares             Amount
      --------------------------------------------------------------------------

      June 30, 2002                      900,000               $50,000
      July 31, 2002                      900,000               $55,000
      Aug. 31, 2002                      900,000               $50,000
      Sept. 30, 2002                     900,000               $50,000
      Oct. 31, 2002                    1,800,000              $100,000
      Nov. 30, 2002                    1,800,000              $100,000
      Dec. 31, 2002                    1,800,001              $100,000

      The option will terminate if TDI fails to purchase the minimum number of shares for any two consecutive months. As of August 9, 2002 TDI had purchased the minimum of shares which were required to be purchased by June 30, and July 31, 2002.

      If TDI exercises the option in full, the Company would still own 1,000,000 shares of BioLargo's common stock.

      A copy of the Company's agreement with TDI is filed as an exhibit to this report.

Item 7.  Exhibits

10.   Option Agreement with Turtle Dove Resources Inc.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   August 14, 2002
                                          WHISPERING OAKS INTERNATIONAL, INC.


                                          By:  /s/ Dr. Ricardo Moro-Vidal
                                              --------------------------------
                                              Dr. Ricardo Moro-Vidal,
                                              President




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